Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “****”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

FISSIONMO-99 SUPPLY AGREEMENT

Between :

The INSTITUT NATIONAL DES RADIOELEMENTS, a Public Utility Foundation under the laws of Belgium, located Avenue de l’Espérance, B-6220 Fleurus, Belgium  (“IRE”)

represented by Mr Jean-Michel VANDERHOFSTADT, Managing Director

and :

LANTHEUS MEDICAL IMAGING, Inc., a corporation organized and existing under the laws of Delaware with a place of business at 331 Treble Cove Road, North Billerica, Massachusetts, United States of America 01862 (“LMI”).

represented by Mr. William Dawes,
Vice President, Manufacturing and Operations

WHEREAS:

1.              IRE supplied LMI until September 30, 2012 as a subcontractor of NTP Radioisotopes  (PTY) Ltd (“NTP) pursuant to the Sales Agreement effective as of April 1, 2009, as amended by Amendment No.1 effective as of January1, 2010 and Amendment No.2 effective as of April 1, 2011;

2.              NTP, on behalf of itself and its subcontractor, Australian Nuclear Science and Technology Organisation (ANSTO), and LMI entered into Amendment No. 3 to the Sales Agreement effective as of October 1, 2012, not applicable to IRE;

3.              LMI and IRE wish to enter into a separate supply agreement for the supply of Product (as defined below);

4.              LMI’s commitment to purchase Product is based on the reliability of supply which IRE, NTP and ANSTO have offered with respect to their respective capacities and back-up or subcontracting agreements between them; and

5.              The reliability and uninterrupted supply of LMI’s requirements for Product is essential to the purpose of this Agreement.

It has been agreed what follows:

ARTICLE 1 - SCOPE

The subject of the present agreement is to define the conditions following which IRE agrees to supply LMI and LMI commits itself to buy, on a non exclusive basis, from IRE, fission molybdenum-99 (“Product”), isolated and purified, expressed in curies (Ci) and calibrated as set forth in Article 2.

ARTICLE 2 - CALIBRATION

The number of curies of Product shipped from IRE shall be calibrated **** (****) days from **** time of the day of **** (which is equivalent to the calibration for Product delivered by IRE to LMI during the five year period immediately preceding the effective date of this Agreement).

ARTICLE 3 - PRODUCT WARRANTIES

IRE warrants that the Product delivered by it pursuant to this Agreement shall:

1)                  be free from defects in title, design, material and workmanship,

2)                  conform to all specifications set out in Exhibit A attached hereto or as, from time to time, otherwise required by applicable laws and regulations,

3)                  be of merchantable quality, and fit for the purpose for which it is being bought or which is indicated by LMI to IRE,

4)                  conform to the relevant manufacturer’s Drug Master File (if it is filed by the manufacturer), and

5)                  be manufactured and tested in accordance with current good manufacturing practices (cGMP); comply with all applicable laws, regulations and industry standards relating to the manufacture, testing, labelling, storage and shipment of Products; and not be adulterated or misbranded within the meaning of the United States Federal Food, Drug and Cosmetic Act (21 U.S.C. 1 et seq.) at the time of delivery to the airfreight carrier.

Notwithstanding anything herein and not in limitation of any other rights of LMI hereunder or under applicable law or regulation, LMI may reject Product which does not conform to the above warranties and **** for any non-conforming Product provided that IRE is notified by LMI in writing (or as otherwise agreed to by the parties) about the non-conforming Product.  **** shall reimburse **** for all shipping or disposal costs associated with the return or disposal of the nonconforming Product and all previously paid taxes and other expenses relating to such shipment.  In the event of any circumstance coming to the attention of IRE with regard to any deviation from specification disclosed by quality control tests carried out at the site of origin of the Product, IRE shall promptly inform LMI of such circumstance.

IRE shall retain an archive sample of each Product lot shipped hereunder for a period of **** (****) weeks following its delivery.

The specifications of Product set out in Exhibit A may be amended only by a prior written agreement between IRE and LMI after the provision to LMI of free sample(s) of the Product conforming to such amended specification sufficient in quantity to enable LMI to establish the suitability of such Product for use in the manufacture of Technetium-99m generators and Technetium-99m labelled products in LMI’s facilities, including, without limitation, possible follow-on regulatory approval.  The parties will separately agree to the terms of a Quality Agreement setting forth certain requirements and responsibilities of the parties with respect to the Product.  The Quality Agreement, as amended from time to time upon mutually written agreement of the parties, shall apply to supplies of Product under this Agreement.

If non-conforming Product has been delivered by IRE, IRE shall **** such non-conforming Product with conforming Product by a reasonable date mutually agreed to by the parties.  In the case that such non-conforming Product causes bodily injury and/or property damages resulting in a loss or liability incurred by LMI, IRE shall be liable to LMI for such injuries or damages, in proportion to its misconduct, fault or negligence and up to the maximum amount per loss and per insurance year of US$****.  Notwithstanding the foregoing, if and to the extent any such loss or liability arises from IRE’s wilful misconduct, fraud, or grossly negligent acts or omissions, then such limitations shall not apply.

ARTICLE 4 — COMMITTED VOLUME REQUIREMENTS

In consideration of its “24 targets” authorisation of production (i.e., production issued from maximum 24 irradiated U-targets/week), IRE commits itself to supply, and LMI commits itself to place orders for, at least a **** of Product on a **** basis, as averaged over each ****, based on the following percentage of LMI total requirement of Product (as calculated using the **** calibration set forth in Article 2 and regardless of whether such Product is ****, as such terms are defined in Article 6):

Time Period	Percentage of LMI’s total requirements for Product as measured on a trailing **** basis

****	**** percent (****%)

****	**** percent (****%)

****	**** percent (****%)

****	**** percent (****%) until completion of the LEU Conversion (as defined below) and **** percent (****%) thereafter

IRE shall supply such orders placed by LMI, provided that such obligation shall only apply in those weeks in which IRE is able to satisfy, and IRE does satisfy, such obligations.  In addition, to the extent that IRE is unable to supply the quantities of Product requested by LMI hereunder, the parties acknowledge and agree that LMI shall have the right to purchase Product from any third party supplier of Product during the period of such unavailability and for a reasonable period of time before or after such period, and to the extent and for the duration of such third party purchases LMI shall not be in violation of the purchase volume commitment set forth herein and shall be relieved of its purchase volume obligations for such period.

At any time reasonably requested by IRE (but no more frequently than ****), LMI will furnish to IRE, within **** (****) days after the date on which it receives a written request to do so, a certificate, executed by an officer of LMI, certifying that such officer has reviewed LMI’s records with respect to LMI’s orders for the immediately preceding ****, and that LMI has complied or failed to comply with its obligations set forth in this Article 4.  If LMI has failed to comply with its obligations set forth in this Article 4, then LMI shall have the right to elect, such election to be exercised by LMI by notice in writing received by IRE within **** (****) days after the date on which LMI would otherwise have been required to deliver such officer certification, to either:

(i)            In addition to meeting its ongoing purchase commitments, purchase from IRE within and, from time to time, during the period of **** (****) **** following receipt by IRE of LMI’s notice of election, such quantities of Product as should have otherwise been purchased from IRE had LMI satisfied its applicable purchase volume obligations, provided that the **** to supply such additional quantities of Product is available at IRE, or

(ii)           In addition to meeting its ongoing purchase commitments, pay to IRE within **** following receipt by IRE of LMI’s notice of election, the balance of the amount corresponding to the purchase volume obligations that would have otherwise been due and payable had LMI satisfied its applicable purchase volume obligations.

The parties acknowledge that the purchase volume commitments described herein shall not be construed as a minimum unit volume requirement.

ARTICLE 5 — LEU CONVERSION

The Product is currently produced by IRE using highly enriched uranium (“HEU”) irradiation targets.

IRE is also currently conducting a conversion program to modify its facilities and processes for the production of Product using low enriched uranium (“LEU”) irradiation targets (the “LEU Conversion”).  The LEU Conversion is expected to be completed and IRE’s production of LEU ramped up by January 1, 2016 in accordance with the Belgium-France-Netherlands-United States Joint Statement on Minimization of HEU and the Reliable Supply of Medical Radioisotopes, dated March 26, 2012.  Unless otherwise requested by LMI, upon IRE’s conversion in whole or in part to being a supplier of LEU-based Product, IRE will supply LMI orders **** with LEU-based Product.  IRE will also make qualification batches of LEU-based Product available to LMI as soon as reasonably possible on a **** basis.

ARTICLE 6 — SUPPLY STABILITY

IRE represents that, as of the effective date of this Agreement, a mutual back-up supply agreement is in place between IRE and NTP (as modified or restated from time to time, referred to herein as the “Back-up Supply Agreement”) which provides for the reliable and uninterrupted supply of Product to LMI from IRE and NTP under their respective agreements with LMI.  The Back-up Supply Agreement is expected to be modified or restated by IRE and NTP on or before **** to specifically include the supply of Product from **** directly or as a subcontractor of NTP.  A reasonably detailed summary of the Back-up Supply Agreement will be provided to LMI by IRE upon LMI’s request.  IRE acknowledges and agrees that the reliable and uninterrupted supply of LMI’s requirements for Product from IRE, NTP and ANSTO is essential to the purpose of this Agreement.  IRE shall give LMI prompt notice of any impending or threatened events that could reasonably result in a supply shortage or failure and shall cooperate fully with LMI, NTP and ANSTO, as applicable, regarding any plans to avoid or mitigate any disruption in the supply of Product to LMI.  IRE further acknowledges that the NRU Reactor located in Chalk River, Ontario is required by the Canadian Nuclear Safety Commission within the terms of the operating license extension granted through October 31, 2016 to undergo extended shut-downs of at least one month in duration on at least an annual basis for inspection and maintenance.  IRE, NTP and ANSTO share the objective of providing LMI with **** for Product during the NRU Reactor’s currently scheduled shutdown periods in **** and each **** thereafter, as well as **** for Product starting in ****.  In the event there is a **** affecting the reliable and uninterrupted supply of LMI’s requirements for Product from IRE, NTP and ANSTO, and the parties are unable to agree on modification of this Agreement within ****, in addition to any other remedies that it might have, LMI shall have the right, after giving IRE **** (****) days prior written notice, to terminate this Agreement.

Should LMI wish to order quantities of Product in excess of the percentage volumes set forth in Article 4 and the volumes of Product supplied by NTP and its subcontractors pursuant to the Sales Agreement (including, but not limited to, the volumes of Product supplied by IRE on behalf of NTP and its subcontractors under the Back-up Supply Agreement) (“Additional Product”), the following rules will apply:

Best effort — customer proportional share principle

IRE will use its best efforts to supply, and to be in a position to supply, any Additional Product ordered by LMI, including **** with respect to any planned shutdown or maintenance periods so as to avoid more than **** reactors or processing facilities supplying LMI to be down at any one time.

IRE and LMI will work together in good faith to identify strategies to maximize production in order to meet ****% of LMI’s demand for Product (including Additional Product) during any shutdown of **** or the **** related thereto, including possible facility enhancements to increase production capacity.

Any requested Additional Product will be provided to LMI on a **** basis, regardless of whether such volumes of Product are supplied directly to LMI or through the Back-up Supply Agreement with NTP, provided, however, that, if required by IRE’s written customer contracts for ****, IRE may provide its customers with a share of the available Product that is **** to such affected customer’s average share of the total **** purchasing (as averaged over the preceding ****) from IRE.  IRE represents, warrants and covenants that such customer contracts are not and shall not be in conflict with IRE’s obligations hereunder.

LMI reserved capacity

In addition to the commitments set forth above, during **** shutdowns of the **** and/or during **** shutdowns of the ****, or any of the processing facilities related thereto, IRE will activate its available Outage Reserve Capacity (the “ORC”) to increase its “24 targets” authorisation of production to “36 targets”(i.e., production issued from a maximum of 36 irradiated U-targets/week), which efforts shall include, without limitation, formally requesting such increased target activation in a diligent and timely manner from the competent authorities in Belgium.  For purposes of clarity, IRE will use its best efforts to activate the ORC in the event that such increased production capacity is necessary for the supply of Product in **** on a routine basis or earlier if there are material constraints in global Product supply for a prolonged period of time.

LMI will use its best efforts to provide IRE with support documentation evidencing that this activation is a necessity in order to mitigate the impacts of a potential shortage in Nuclear Medicine.  The following commitment of IRE will only be valid to the extent the ORC is released or otherwise approved by the competent authorities in Belgium.

Should the ORC be activated with the approval of the Belgian authorities or IRE otherwise receives approval to increase its production capacity on a routine basis, then IRE commits itself to deliver not less than the following volumes of Product to LMI, if such volumes are requested by LMI:

Period	Percentage of LMI’s total requirements for Product as measured on a trailing **** basis and calibrated as set forth in Article 2	Ci/week **** calibrated as set forth in Article 2
****	**** percent (****%)	****

****	**** percent (****%)	****

****	**** percent (****%)	****

Notwithstanding the production levels set forth above (which shall not be construed as limits on LMI’s orders for Additional Product), for the **** and each **** thereafter, the amount of Additional Product that LMI reasonably expects to order from IRE in such **** (as measured on a **** basis during such ****, the “ORC Demand”) will be communicated by LMI to IRE no later than **** of the immediately preceding **** (e.g., the ORC Demand for each **** during the period from **** through **** will be communicated to IRE no later than ****).  It is understood and agreed that the ORC Demand is only an estimate and not a binding forecast for any relevant period, provided, however, that the parties acting in good faith will use their best efforts to achieve the common goal described herein relating to the reliable and uninterrupted supply of LMI’s requirements for Product.  The accuracy of the ORC Demand for the then-current **** will be reviewed on a **** basis and where appropriate modified by LMI’s forecasts.  The amount of the ORC reserved for LMI will be limited to the ORC Demand for such period.

In addition, should IRE be authorized for a production to “36 targets” on a permanent basis, if requested by LMI for each of the calendar years during the period from **** through ****, the parties will negotiate in good faith changes to the volume requirements set forth in Article 4 based on LMI’s standing order requirements for Product from IRE.

ARTICLE 7 - TERM

This agreement is effective from January 1, 2013 until December 31, 2017. The term of this agreement shall be automatically renewed for additional period of 1 (one) year each, unless LMI gives IRE notice to terminate this Agreement at least six (6) months prior to the expiration of the initial term or any extended term.  LMI may also terminate this Agreement immediately after three (3) supply failures — each failure being duly notified within thirty (30) days from the date of its occurrence - in the space of any twelve (12) month period, unless such failure arises out of causes beyond the reasonable control and without the fault or negligence of IRE.

Each party may terminate this agreement at any time, by a registered written notice sent to the other party, (i) upon thirty (30) days written notice to the other party in the event of any material breach of any provision of this Agreement, provided that the breaching party is unable to cure the breach within such thirty (30) day period or (ii) immediately upon written notice if a trustee or receiver or similar officer of any court is appointed for a party or for a substantial part of the property of such party, whether with or without consent; or bankruptcy, composition, reorganization, insolvency or liquidation proceedings are instituted by or against such party without such proceedings being dismissed within ninety (90) days from the date of the institution thereof.

Upon termination for any reason set forth herein, LMI shall have the option to purchase additional quantities of Product from IRE for an additional **** (****) month period, which orders shall be subject to the terms and conditions of this Agreement.

ARTICLE 8 - PRICE AND PAYMENT CONDITIONS

8.1  Standard pricing

The price per curie of Product, at calibrated date and time set forth in Article 2, payable by LMI shall be as follows:

•                                From **** to ****, the unit price of Product for the period from shall be US$**** per curie.

•                                From **** to ****, the unit price of Product for the period from shall be US$**** per curie.

•                                From **** to ****, the unit price of Product for the period shall be **** from the prior ****’s pricing by an amount equal to the **** of (i) **** percent (****%) and (ii) the annual percentage change, if any, based on the application of the following indexation formula :

HICP ****
New prices **** = applicable prices ****	X

HICP ****

HICP means European “Harmonised Index of Consumer Prices” (total index) as published in the monthly bulletin of the European Central Bank or, if the same is no longer published, the successor index that is most similar thereto (the “HICP”);

•                                From **** to ****, the unit price of Product for the period shall be **** from the prior ****’s pricing by an amount equal to the **** of (i) **** percent (****%) and (ii) the annual percentage change, if any, based on the application of the following indexation formula :

HICP ****
New prices **** = applicable prices ****	X

HICP ****

•                                From **** to ****, the unit price of Product for the period shall be **** from the prior ****’s pricing by an amount equal to the **** of (i) **** percent (****%) and (ii) the annual percentage change, if any, based on the application of the following indexation formula :

HICP ****
New prices ****= applicable prices ****	X

HICP ****

Pricing for the period from **** through **** and each year thereafter will be communicated to Lantheus by IRE as soon as the HICP index of the month of **** of the preceding year is published

8.2  Pricing adjustment

For so long as LMI is **** as measured by volume of curies purchased on an **** basis (as calculated consistent with calibration as set forth in Article 2), the standard prices payable by LMI for Product shall not be higher than the direct purchase price (as calculated consistent with calibration as set forth in Article 2) paid by any other purchaser of Product from IRE **** (after giving effect to all rebates, discounts, and similar pricing concessions or incentives available to such purchasers, but excluding governmental purchases or purchases for other non-commercial purposes), and if such purchase price is paid in a currency different from the United States dollar pursuant to a written contract or spot order, such purchase price shall be determined using the exchange rate of the United States Dollar against such different currency applicable to such purchases as of the date of entering into, or modifying the pricing related terms of, such contracts or spot orders.   At any time reasonably requested by LMI (but no more frequently than **** per ****), IRE will furnish to LMI a certificate, executed by a duly authorized officer of IRE, stating that such officer has reviewed the sales of such Product during such period and that IRE has complied with this Section 8.2.  To the extent it is determined that IRE is not in compliance with this Section 8.2, IRE will adjust the pricing payable by LMI on future delivery of Product and **** LMI with the difference between the price paid by LMI and the amount otherwise contemplated by this Section 8.2 to allow LMI to recoup past shortfalls.

The parties will also negotiate in good faith a commercially reasonable adjustment to the then-current pricing in the event there are material and substantial changes to (i) the **** for generators or (ii) the direct and indirect costs of **** necessary for IRE to manufacture the Product, in each case for a period of at least **** (****) consecutive months.

For purposes of clarity, the parties acknowledge that the **** shall be considered to the extent the impact of any necessary changes are material, substantial, and sustained.  In addition, in the event there are any applicable government charges that specifically and expressly apply to the use of **** (including tariffs, duties, excises, taxes, reimbursement penalties or other governmental charges) that negatively impact the parties, both parties agree to discuss and negotiate, in good faith, modifications to this Agreement to eliminate or otherwise reduce such negative impact.

8.3  ORC Pricing

In cases where, during **** in the period from **** through ****, IRE has activated its available Outage Reserve Capacity (ORC) in accordance with Article 6 (Supply stability — LMI reserved capacity), the performance incentive payment program set forth in Exhibit B will apply to the Product delivered by IRE.  LMI will construct and issue a daily scorecard during each period measuring IRE performance as described in Exhibit B.  Should IRE not meet the conditions to benefit from the performance incentive payment program or LMI’s average weekly requirement for Product from IRE and its back-up suppliers during the applicable shutdown period is not more than **** curies of Product (as measured using the calibration applicable to such volumes), the pricing applicable for the deliveries of Product during an ORC period of time will be the standard pricing under Section 8.1.

8.4  Invoicing

During the first week of each month, IRE will send to LMI the invoice related to the quantities of Product delivered during the previous month.

8.5  Payment

LMI shall pay all invoices for shipments of Product in any given month (as reduced by any outstanding credits for non-conforming Product) at **** to IRE.

In case that any invoiced sums have not been credited in full to IRE’s account in time as specified hereinbefore, the outstanding amount shall carry interest for IRE at **** (****) % per year.

ARTICLE 9 - ORDER

LMI will notify IRE, on the **** day of each month during the term of this Agreement, of a good faith non binding forecast of the estimated quantity of Product (calibrated as set forth in Article 2) LMI expects to order during the **** (****) ongoing **** period, inclusive of such ****.  For clarity and example, LMI will notify IRE, on ****, of the forecast of ****.  At the latest **** (****) **** before the delivery day, LMI will notify IRE of the following binding information:

(i)                                     the exact ordered quantities of Product, calibrated as set forth in Article 2,

(ii)                                  LMI’s total requirements of Product as measured on a ****basis and calibrated as set forth in Article 2.

An increase of the initial quantity could be accepted by IRE on a much shorter notice subject to availability.  The information shall be faxed and/or mailed at the following addresses:

For the attention of Customer Service

Fax : + 32 71 82 9280

Email : customerservice@ire.eu

ARTICLE 10 — PLACE OF DELIVERY - TRANSPORTATION

Product shall be supplied and delivered to John F. Kennedy International Airport,  New York (“JFK”) or Logan International Airport, Boston, Massachusetts (“BOS”) (or other mutually agreed upon delivery location) on a mutually agreed schedule with follow-on trucking delivery to the LMI facility in North Billerica, Massachusetts.

LMI shall provide IRE with notice of its intention to change such location at least forty-five (45) days in advance of the required inception date of such changes.

IRE shall organize the transport of Product through its affiliated transport company TRANSRAD, or through any other transport company previously approved in writing by LMI (referred to herein as the “Transport Company”), in close cooperation with LMI, which shall obtain a firm, written commitment from the relevant air carriers for delivery of Product required to be purchased by and destined for LMI hereunder.  Product destined for LMI shall be delivered by IRE to the airfreight carrier at the airport of departure on an ****basis, which carrier and airport will be set forth in the supply schedule provided by LMI.  “****” in this Agreement shall be interpreted in accordance with INCOTERMS 2010 as amended.  The Transport Company shall maintain relationships with air carriers for the LMI route such that the probability of an LMI shipment being refused by the carrier shall be highly improbable.  All air waybill numbers of IRE and the identification number of each container to be used for each month’s scheduled shipments shall be forwarded to LMI as mutually agreed to by the parties.  All export permits and licenses shall also be obtained by IRE as necessary to meet the shipping requirements set forth herein.

All costs in respect of transporting any shipment of Product including those from IRE’s facility to the designated airport of departure shall be for the account of LMI.  IRE shall pre-pay such shipping costs and invoice LMI accordingly for actual out-of-pocket costs incurred.

Risk of loss and title to Product shall transfer from IRE to LMI on **** (“****”) of such shipment from **** (as set forth above) after acceptance of a Product shipment by the ****; provided, however, that if Product is properly delivered to the **** at the **** and such Product is not **** through no fault or negligence of IRE, then LMI shall **** applicable for such Product, provided that the parties will work together in good faith, at LMI’s request, to (i) reschedule the delivery of such Product at a later time, in which case IRE will adjust the volume of the Product delivered to LMI to reflect the decay in such Product over the time of the delay, or (ii) otherwise use such Product, in which case the **** for such Product will be reduced commensurately.

LMI shall make all shipping arrangements to ship Product from JFK or BOS to the final destination.  IRE agrees to assist LMI with making the arrangements for each shipment, including, without limitation, providing shipping documentation such as air waybills.  If the information provided by IRE is incorrect or incomplete and this incorrect or incomplete information delays the delivery of Product to LMI to such an extent that LMI cannot use Product at its scheduled production time then LMI will be relieved of its obligation to purchase the delayed Product, and IRE shall grant LMI a purchase credit for the full amount of the price of the Product.

ARTICLE 11 — CONTAINERS FOR PRODUCT

The Product shall be delivered in containers complying with U.S. transport regulations for the transport of radioactive materials and approved by International Atomic Energy Agency competent authority or such other applicable regulatory agency.  IRE agrees to allocate a sufficient number of containers for use by LMI in accordance with growth in LMI’s purchase volume or change in shipping schedules which may arise and to cover emergency shipments.  IRE will package Product into containers in such a way as to minimize the number used for each shipment.  Such containers shall at all times remain the property of IRE.  LMI shall ensure that empty containers are made available for return and returned at **** to IRE at Fleurus, Belgium not more than **** (****) days after their arrival in the US, provided that LMI shall not be responsible for delays outside of its reasonable control (e.g., delays caused by increased levels of contamination).

Failure of LMI to make containers available as provided above may delay the timely delivery of subsequent Product and any delay so caused shall not be a breach of the terms hereof but shall give the right to IRE to claim for charges born accordingly.

Risk of loss of containers shall pass to LMI on an **** basis at the same time as risk of loss and title for the Product shall pass (i.e., ****), and such risk of loss shall revert back to IRE upon LMI’s return of containers.

ARTICLE 12 — FAILURE OF DELIVERY

IRE shall provide notice to LMI by telephone (followed by written confirmation) as soon as reasonably possible in the event that a shortage of Product is anticipated. If IRE is at short notice unable to deliver scheduled orders of Product, then IRE shall move delivery on a commercially best effort basis to **** in as far as LMI is able to register the change in delivery with its regulatory authorities.  If such efforts fail to yield results satisfactory to LMI, IRE shall relieve LMI of its purchase obligations hereunder in connection with such specific order and all other orders hereunder that IRE cannot supply.  IRE shall allow LMI to purchase the amount of such shortfall in Product from any third party of its choice. In such case, LMI may, at its sole discretion, cancel the initial order equivalent to such shortfall. For clarity, IRE shall relieve LMI of its purchase obligations hereunder in connection with such specific order and all other orders that LMI reasonably believes IRE cannot supply.

ARTICLE 13 — INDEMNITY

LMI shall defend, indemnify, and hold harmless IRE, its affiliates, and the officers, directors, employees, and agents of each of them from and against all third party claims, liabilities, losses, damages, expenses, and costs (including reasonable attorneys’ fees) arising out of, in connection with, or as a result of LMI’s acts or omissions related to labeling, storage, distribution, and use of Product, except, in each case, to the extent such claim, suit or action arose out of or resulted from a matter for which IRE is responsible hereunder.  IRE shall promptly notify LMI within 10 days of actual knowledge of any such claim or threatened claim, and shall cooperate with LMI in the defence of such claim.

IRE shall defend, indemnify and hold harmless LMI, its affiliates, and the officers, directors, employees, and agents of each of them from and against all third party claims, liabilities, losses, damages, expenses, and costs (including reasonable attorneys’ fees) arising out of, in connection with, or as a result of IRE’s acts or omissions related to IRE’s processing, labelling, distribution, storage and delivery of Product, except, in each case, to the extent such claim, suit or action arose out of or resulted from a matter for which LMI is responsible hereunder. LMI shall promptly notify IRE within 10 days of actual knowledge of any such claim or threatened claim, and shall cooperate with IRE in the defence of such claim.

Each party shall maintain, at all times during the term of this Agreement, at its own expense, commercial general liability insurance (including products completed operations) with a per occurrence limit of not less than the equivalent of **** U.S. dollars ($****) under a liability policy and/or under an umbrella policy.  Each party shall provide the other party with certificates evidencing such insurance as soon as practicable after the effective date of this Agreement and after subsequent renewals of the policies.

ARTICLE 14 - LIABILITY

Each party shall be liable for any direct damage to person or property, that may occur to any third party, arising either in the course of the execution of this Agreement or from any breach of any of the provisions of this agreement, in proportion to his direct imputable fault and up to the maximum amount per loss and per insurance year of US$****; provided that the limitations described in this section shall not apply in the event such liability arises from IRE’s wilful misconduct, fraud, or grossly negligent acts or omissions.

Except in the case of wilful misconduct, fraud, or grossly negligent acts or omissions, neither party shall be liable to the other party for special, indirect, incidental or consequential loss or damage including, but not limited to, loss of profit or revenue or customers, and loss of use of plants or facilities or any associated equipment.

ARTICLE 15 - FORCE MAJEURE

No party hereto shall be liable to the other party for default or delay in the delivery of Product or in the ordering of Product due to a/an: Act of God; fire; flood; storm; riot; sabotage; explosion; strike or labour disturbance (excluding a strike or labour disturbance involving IRE’s facilities); national security disaster; change in governmental law, ordinance, rule or regulation; inability to obtain electricity or other type of energy or raw materials; or any similar or different contingency beyond its reasonable control (collectively called, “Event of Force Majeure”).

Upon the occurrence of an Event of Force Majeure, the defaulting party shall:

(1)                                 forthwith give notice to the other party of the occurrence of such Event of Force Majeure;

(2)                                 use its best efforts to eliminate and/or minimize the effects of the Event of Force Majeure; and

(3)                                 forthwith give notice to the other party when such Event of Force Majeure has been eliminated, or has ceased to prevent the defaulting party from fulfilling such obligations.

The time period for the performance by the parties of their obligations under this Agreement shall be extended correspondingly for a period during which such Event of Force Majeure and its consequences last.  Except as otherwise set forth herein, no party shall be responsible to the other party for any financial or any other consequences due to such Event of Force Majeure.

The party whose performance is affected by force majeure shall use all reasonable efforts to avoid or minimize the consequences of such failure.  If an Event of Force Majeure affects only a part of the capacity of IRE to produce and deliver Product, IRE shall use best efforts to supply all of LMI’s requirements for Product, and if IRE is nevertheless unable to fulfill LMI’s requirement, IRE shall allocate production and delivery of Product to LMI on a **** basis, based on LMI’s average purchases in the **** (****) days prior to the time such Event of Force Majeure affected production and delivery.

If an Event of Force Majeure shall continue to exist for more than **** (****) consecutive days, LMI shall be entitled to terminate this Agreement without advance notice of such termination to IRE.

ARTICLE 16 - HARDSHIP

If the circumstances on which parties have based themselves as of the effective date of this Agreement should alter in a material way during the term of this Agreement to such a considerable extent as to make it inequitable for either party to be reasonably required to fulfil one or more obligation thereof, consultations will be held between the parties in good faith in view to make the necessary amendments.

ARTICLE 17 - WAIVER

The waiver of strict compliance or performance of any of the terms of this Agreement or of any breach thereof on the part of either party shall not be held or deemed to be a waiver of

a)                                     Any subsequent failure to comply strictly with or perform the same of any other term or condition of this Agreement.

or

b)             Any subsequent breach hereof.

ARTICLE 18 - MODIFICATION

If one or more provisions of this agreement should be or become invalid then the parties shall negotiate in good faith to substitute valid provisions for such invalid ones.

ARTICLE 19 - NOTICES

Any required or authorized notice, demands and other communications by one party to the other with respect to this Agreement is to be sent in writing by registered airmail, postage prepaid, or facsimile, or electronic mail, or personal delivery at to the registered office of either party set forth below, or at such other address as may be notified by such other party pursuant to the provisions of this Article 18 from time to time:

I.R.E. (Institut National des Radioéléments)

To the attention of the Managing Director

Avenue de l’espérance, 1

B-6220 Fleurus

Belgium

LANTHEUS MEDICAL IMAGING, INC.

To the attention of Vice President, Manufacturing and Operations (with a copy to the Vice President, General Counsel, at the same address)

331 Treble Cove Road, North Billerica, Massachusetts,

United States of America 01862

Any communication mentioned above shall be deemed to have been given at the time of receipt when made by personal delivery, at the time of confirmation when made by facsimile or electronic mail, and seven (7) days after posting when made by registered airmail..

ARTICLE 20 - LAW AND ARBITRATION

The Agreement shall be governed and construed in accordance with the laws of England.

Any dispute or claim arising out of or in connection with this Agreement, including any question concerning the existence, the fulfilment and/or interpretation of this Agreement will be as far as possible settled amicably between parties.  If such amicable settlement is not reached within three (3) months of the first notification of the dispute then, all disputes arising in connection with this agreement shall be finally and exclusively settled under the rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said rules.  The seat of arbitration shall be in London, England. The language of the arbitration shall be in English.

ARTICLE 21 — CONFIDENTIALITY

21.1                        Each party shall maintain in confidence and safeguard all business and technical information which is disclosed by one party to the other in connection with this Agreement and which is designated confidential at the time of disclosure, provided that the parties agree that the terms of this Agreement and all transactions conducted hereunder are deemed to be confidential information and subject to the protections set forth herein.  The obligations under this Section shall not apply to:

(1)                                 information now in the public domain or which hereafter becomes available to the public through no fault of the receiving party;

(2)                                 information already known to the receiving party at the time of disclosure;

(3)                                 information disclosed to the receiving party by any third party who has a right to make such a disclosure;

(4)                                 information independently developed by the receiving party through the work carried by its employees, agent, or representatives;

(5)                                 information approved for release in writing by disclosing party; or

(6)                                 information as may be required to be disclosed by applicable law, regulation or order of a governmental authority of competent jurisdiction.

21.2                        The parties acknowledge that any disclosure or misappropriation of confidential information in violation of this Article may cause irreparable harm, the amount of which may be difficult to determine, thus potentially making any remedy at law or in damages difficult to determine, thus potentially making any remedy at law or in damages inadequate.  Each party, therefore, agrees that the other party shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of the confidentiality provisions of this letter agreement and for any other appropriate relief.  This right shall be in addition to, and not in lieu of, any other remedy available in law or equity.

21.3                        The obligation under this Article shall continue for **** (****) years after the expiry or termination of this Agreement.

21.4                        IRE agrees that LMI may disclose information with its shareholders upon their request.  This Section shall survive termination or expiration of this Agreement.

ARTICLE 22 — GENERAL TERMS

22.1                        No party shall be entitled to assign all or any of its rights or obligations under this Agreement without the consent of the other party hereto which shall not be unreasonably withheld.  Any transfer or assignment of this Agreement made without the consent as required herein shall be of no effect whatsoever.  Notwithstanding the foregoing, (i) either party may assign its rights and obligations under this Agreement, without the prior written consent of the other party, to an affiliate or a successor of the relevant portion of the assigning party’s business by reason of merger, consolidation, change of control, sale of all or substantially all of its assets or any similar transaction, provided that such successor agrees in writing to be bound by this Agreement and (ii) LMI may assign this Agreement for the benefit of any lenders under any financing arrangement, without the prior written consent of IRE.  This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

IRE shall be required to provide LMI at least **** (****) days prior written notice of any transaction or series of related transactions, which, after giving effect to such transaction or transactions, would result in the sale, lease, transfer or other disposition by IRE of all or any substantial part of the assets or business of IRE relating to the processing facilities for Product owned by IRE.  Unless otherwise agreed by the parties in writing prior to the effective date of such transaction, IRE shall assign and ensure that, as a condition of such transaction or transactions, such acquirer, successor or transferee, as the case may be, agrees to be bound by all of the obligations of IRE (or the applicable portion thereof) arising from and after the date of such assignment under this Agreement and LMI shall correspondingly be bound to such assignee for its obligations for such period.  LMI and IRE otherwise shall remain responsible to each other hereunder for their respective obligations prior to such period.

22.2                        This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof.

22.3                        If any provision of this Agreement is found to be unenforceable under any of the laws or regulations applicable thereto, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  As described in Article 18, upon such determination that any term or other provision is invalid, illegal or unenforceable, it will be substituted with such provision as will most fully realize the intent of the parties as expressed in this Agreement, to the fullest extent permitted by law.

22.4                        Except as otherwise provided herein, neither party shall have any right, express or implied, to use in any manner the name or other designation of the other party or any other trade name or trademark of the other party for any purpose in connection with the performance of this Agreement.

22.5                        A party shall not make any public announcement with respect to this Agreement specifically identifying the other party or referencing the trade name or trademark of the other party without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided however, and notwithstanding anything to the contrary herein, that LMI will be able to file this Agreement with the U.S. Securities and Exchange Commission to the extent it reasonably determines such filing is required under applicable laws or regulations, and LMI shall use commercially reasonable efforts to seek confidential treatment of pricing and other competitively sensitive information; provided further that each party shall have the right to make any public statements related to market supply without the consent of the other party provided there is no reference specifically identifying the other party or referencing the trade name or trademark of the other party.  In the event of required consent to an announcement required by this Section 22.5, the party making such announcement shall provide the other party with a copy of the proposed text prior to such announcement at least three (3) days in advance of the scheduled release of such announcement to afford such other party a reasonable opportunity to review and comment upon the proposed text.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date below.

Into two originals, each party keeping one,

For IRE : Mr Jean-Michel VANDERHOFSTADT, Managing Director

Signature :

Date

For LMI: Mr. William Dawes, Vice President, Manufacturing and Operations

LANTHEUS MEDICAL IMAGING, INC.

Signature :

Date

EXHIBIT A

Specifications

The current purchasing specifications for the Product have been separately acknowledged by the parties in writing.

EXHIBIT B

Incentive Program

•                  Gold Medal Incentive — if the supply performance during a ****, as measured for **** (including, but not limited to, performance through the Back-up Supply Agreement), meets or exceeds **** percent (****%) of the total Product required by LMI for such period (as measured using LMI’s daily demand forecast for such period), then LMI will make a one-time, non-recurring incentive payment to IRE equal to **** (as measured using the calibration applicable to such volumes) multiplied by US$**** per curie in ****, US$**** per curie in **** and US$**** per curie in ****, as reflected in the attached incentive payment schedule, provided that:

•                  all Saturday deliveries of Product meet or exceed ****% of the total amount ordered;

•                  there are not more than **** (****) delivery failures at such performance level (i.e., where less than ****% of the order is delivered) for such period;

•                  the total volume of Product delivered across the **** meets or exceeds ****% of the schedule for such period; and

•                  the total amount of the incremental incentive payments for performance at such level shall not exceed US$**** during the **** period, US$**** during the **** period and US$**** during the **** period, as reflected in the attached incentive payment schedule.

For example, during the **** period, if the average weekly requirements for Product ordered by LMI and delivered by **** at the Gold Medal Pricing level is equal to ****, then, in addition to the standard pricing for such Product set forth in Section 8.1 of the Agreement, LMI will make a one-time, non-recurring payment to IRE in the amount of US$$**** in full satisfaction of its incentive payment obligations for such period (based on a per curie incentive of $**** per curie for such volume up to the agreed upon limit).  If the average weekly requirements for Product ordered by LMI and delivered by IRE and its back-up suppliers at such level for this period is equal to **** curies, then no incentive payment would be due and payable.

•                  Silver Medal Incentive — if the supply performance during a ****, as measured for ****, meets or exceeds **** percent (****%) of the total amount of Product required by LMI, but is less than **** percent (****%) of the total Product required by LMI (as measured using LMI’s daily demand forecast for such period), then LMI will make a one-time, non-recurring incentive payment to IRE equal to **** (as measured using the calibration applicable to such volumes) multiplied by US$**** per curie in ****, US$**** per curie in **** and US$**** per curie in ****, as reflected in the attached incentive payment schedule, provided that:

•                  all Saturday deliveries of Product meet or exceed ****% of the total amount ordered;

•                  there are not more than **** (****) delivery failures at such performance level (i.e., where less than ****% of the order is delivered) for such period;

•                  the total volume of Product delivered across the **** meets or exceeds ****% of the schedule for such period; and

•                  the total amount of the incremental incentive payments for performance shall not exceed US$**** during the **** period, US$**** during the **** period and US$**** during the **** period, as reflected in the attached incentive payment schedule.

•                  Bronze Medal Incentive — if the above conditions of supply performance (Gold Metal Pricing or Silver Metal Pricing) are not met, but if the supply performance of IRE during a **** meets or exceed **** percent (****%) of the total Product ordered by LMI, then LMI will make a one-time, non-recurring incentive payment to IRE equal to **** (as measured using the calibration applicable to such volumes) multiplied by US$**** per curie in ****, US$**** per curie in **** and US$**** per curie in ****, as reflected in the attached incentive payment schedule, provided that the total amount of the incremental incentive payments for performance at such level during the period shall not exceed US$**** during the **** period, US$**** during the **** period and US$**** during the **** period, as reflected in the attached incentive payment schedule.

•                  Other considerations

•                  Weather and labor related events will be excluded from the calculations described above, provided, however, that the suppliers will work in good faith to manage the logistics for delivery in such a manner so as to minimize weather related delays or interruptions.

•                  LMI will construct and issue a daily scorecard during each period measuring the performance of the suppliers (including, but not limited to, performance under the Back-up Supply Agreement).

•                  Based on the ****, a one-time, non-recurring payment will be made to IRE representing the incentive.  For purposes of clarity, no incentive payment will be made for the volumes of Product set forth in Article 4 and the volumes of Product supplied by IRE under the Back-up Supply Agreement, which shall be paid at the standard pricing.

Incentive Payment Schedule

GOLD MEDAL INCENTIVE

	****		****		****
Per curie Incentive	$	****	$	****	$	****
Maximum Payment	$	****	$	****	$	****

SILVER MEDAL INCENTIVE

	****		****		****
Per curie Incentive	$	****	$	****	$	****
Maximum Payment	$	****	$	****	$	****

BRONZE MEDAL INCENTIVE

	****		****		****
Per curie Incentive	$	****	$	****	$	****
Maximum Payment	$	****	$	****	$	****

For purposes of clarity, the parties acknowledge and agree that no incentive payment will be made unless LMI’s average weekly requirement for Product from IRE and its back-up suppliers during the applicable **** period is more than **** curies of Product (as measured using the calibration applicable to such volumes).